Exhibit 23(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Amerihost Properties, Inc.
Des Plaines, Illinois


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amerihost Properties, Inc. Stock Option Plans for Key Personnel of our report dated March 20, 1997, relating to the consolidated financial statements of Amerihost Properties, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1996.




Chicago, Illinois                            BDO SEIDMAN, LLP
July 28, 1997